UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2023

Healthwell Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40697	86-1911840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Green Bay Rd, #227

Winnetka, IL 60093

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (847) 230-9162

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	HWELU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	HWEL	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A common stock for $11.50 per share	HWELW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Business Combination Agreement

This section describes the material provisions of the Business Combination Agreement (as defined below), but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1. Stockholders of Healthwell Acquisition Corp. I and other interested parties are urged to read the Business Combination Agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below have the meanings given to them in the Business Combination Agreement.

General Terms and Effects; Transaction Consideration

On April 27, 2023, Healthwell Acquisition Corp. I, a Delaware corporation (“Healthwell”) entered into a Business Combination Agreement (as it may be amended or supplemented from time to time, the “Business Combination Agreement”) with Starton Therapeutics, Inc., a British Columbia corporation (“Starton”); HWEL Holdings Corp., a Delaware corporation and wholly-owned subsidiary of Healthwell (“Pubco”); HWEL Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”); 1412384 B.C. Unlimited Liability Company, a British Columbia unlimited liability company and wholly-owned subsidiary of Pubco (“CallCo”); 1412388 B.C. Ltd, a British Columbia corporation and wholly-owned subsidiary of CallCo (“ExchangeCo”, and together with Purchaser Merger Sub and CallCo, the “Pubco Subs”); Healthwell Acquisition Corp. I Sponsor LLC, a Delaware limited liability company, as the representative from and after the Effective Time (as defined in the Business Combination Agreement) of the stockholders of Pubco (other than the Starton Shareholders and their successors and assignees) (the “Purchaser Representative”); and Kiriakos Charlie Perperidis, in the capacity as the representative of the shareholders of Starton (the “Starton Shareholders”) from and after the Effective Time (the “Seller Representative”) (all of the transactions contemplated by the Business Combination Agreement, including the issuances of securities thereunder, the “Business Combination” or the “Transaction”).

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, Purchaser Merger Sub will merge with and into Healthwell, with Healthwell continuing as the surviving entity and wholly-owned subsidiary of Pubco (the “Purchaser Merger”), in connection with which all of the existing securities of Healthwell will be exchanged for rights to receive securities of Pubco as follows: (a) each share of Healthwell common stock, par value $0.0001 (“Healthwell Common Stock”) outstanding immediately prior to the Effective Time shall automatically convert into one share of common stock, par value $0.0001, issued by Pubco (“Pubco Common Stock”), and (b) each whole Healthwell public warrant, private warrant and forward purchase warrant shall automatically convert into one warrant to purchase shares of Pubco Common Stock (“Pubco Warrant”) on substantially the same terms and conditions. Immediately following the Purchaser Merger, by means of a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”), (i) CallCo will acquire a portion of the issued and outstanding common shares of Starton (“Starton Shares”) from certain holders in exchange for Pubco Common Stock (the “Pubco Share Exchange”), and will contribute such Starton Shares to ExchangeCo in exchange for ExchangeCo common shares, (ii) following the Pubco Share Exchange, ExchangeCo will acquire the remaining issued and outstanding Starton Shares from the remaining shareholders of Starton in exchange for shares of ExchangeCo (“Exchangeable Shares”). The Exchangeable Shares will be exchangeable, on a one-for-one basis, into shares of Pubco, with each share valued at the price at which Healthwell redeems its public stockholders in the Business Combination (the “Redemption Price”). As a result of the foregoing, Starton will become a wholly-owned subsidiary of ExchangeCo and an indirect subsidiary of Pubco.

Each outstanding Starton option will be assumed by Pubco and automatically converted into an option to purchase shares of Pubco Common Stock in accordance with the Plan of Arrangement and under an equity incentive plan to be adopted by PubCo prior to the closing of the Business Combination (the “Closing”).

Pursuant to the terms of the Business Combination Agreement, the aggregate base consideration to be delivered to the Starton Shareholders in connection with the Business Combination (the “Transaction Consideration”) will be $260.0 million (including up to $20.0 million of incentive shares provided to potential PIPE investors), subject to adjustments for Starton’s closing debt (net of cash) and certain other adjustments, which consideration shall be payable in newly-issued shares of (i) Pubco Common Stock or (ii) Exchangeable Shares, each valued at the Redemption Price.

In addition to the shares of Pubco Common Stock or Exchangeable Shares deliverable at the Closing, the Starton Shareholders will have the contingent right to receive up to an additional shares 25,000,000 shares of Pubco Common Stock or Exchangeable Shares, as earnout consideration after the Closing (the “Earnout Consideration” and such shares the “Earnout Shares”). The Earnout Consideration shall be issuable to the Starton Shareholders (as of the Closing Date) as follows:

●	one-third of the Earnout Shares are issuable upon the volume weighted average price of the shares of Pubco Common Stock (the “VWAP”) equaling or exceeding $12.00 per share for any twenty (20) out of any twenty (20) consecutive trading days during the five-year period after the Closing (the “Earnout Period”);

●	one-third of the Earnout Shares are issuable upon (i) the VWAP equaling or exceeding $14.00 per share for any twenty (20) out of any twenty (20) consecutive trading days during the Earnout Period or (ii) successful completion of a Phase 1B clinical trial for multiple myeloma, meaning the completion of an interim data analysis which is sufficient to obtain an agreement with the FDA in which the FDA permits Starton to move forward to a phase 2 clinical study following a Type B End-of-Phase-1 meeting; and

●	one-third of the Earnout Shares are issuable upon (i) the VWAP equaling or exceeding $16.00 per share for any twenty (20) out of any twenty (20) consecutive trading days during the Earnout Period or (ii) achievement of the successful completion of an FDA required bridging study in healthy volunteers that proves bio-equivalence between the ambulatory subcutaneous pump and either a transdermal patch or an on body subcutaneous pump.

Representations and Warranties

The Business Combination Agreement contains a number of representations and warranties by each of Healthwell, Pubco, the Pubco Subs and Starton as of the date of the Business Combination Agreement and as of the Closing. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Business Combination Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, liabilities, results of operations, or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or (b) the ability of such person or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Business Combination Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement.

No Survival

The representations and warranties of the parties contained in the Business Combination Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Business Combination Agreement to use its commercially reasonable efforts to take all actions reasonably necessary to consummate the Transaction. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), as well as certain customary covenants, such as confidentiality and publicity that will continue after the termination of the Agreement.

The Business Combination Agreement and the consummation of the transactions contemplated thereby requires the approval of shareholders of both Healthwell and Starton. In connection with the Transaction, Healthwell and Pubco agreed to prepare, with the assistance, cooperation and best efforts of Starton, and file with the SEC a registration statement on Form S-4 (as amended, the “Registration Statement”) containing a proxy statement/prospectus registering the Pubco securities to be issued under the Business Combination Agreement to the holders of Healthwell securities and the Starton Shareholders under the Securities Act of the 1933, as amended (the “Securities Act”), and soliciting proxies from Healthwell stockholders for use at the special meeting to approve the Business Combination Agreement and the transactions contemplated thereby and related matters (the “Healthwell Stockholder Approval”).

Each of the Parties also agreed not to solicit or enter into any alternative competing transactions during the Interim Period.

The Parties also agreed to take all necessary action so that the board of directors of Pubco following the Closing will consist of nine individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Two of the members of the board of directors will be designated by Healthwell; six of the members of the board of directors will be designated by Starton, at least four of whom will qualify as independent directors under Nasdaq rules; and one member will be mutually agreed upon and designated by Healthwell and Starton prior to the Closing, and shall qualify as an independent director under Nasdaq rules.

The Parties agreed that during the Interim Period, Healthwell, Starton and Pubco will use commercially reasonable efforts to (i) enter into and consummate subscription agreements with investors relating to a private equity investment in Healthwell or Pubco to purchase shares of Purchaser or Pubco in connection with a private placement, or enter into non-redemption agreements with existing Healthwell stockholders, and/or enter into backstop arrangements with potential investors, or (ii) arrange debt financing in connection with the Transaction (collectively, “Financing”). As incentives to support the Financing, the Sponsor will provide up to 25% of its founder shares, and the Starton Shareholders will contribute up to $20.0 million of shares issuable to them as Transaction Consideration.

Conditions to Closing

The Business Combination Agreement contains conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) approval of the stockholders of Healthwell and Starton; (ii) expiration of the applicable waiting period under any antitrust laws; (iii) consents required to be obtained from or made with any governmental authority or any third party in order to consummate the Transaction having been obtained or made; (iv) there being no law or order that makes the Transaction illegal or which otherwise prevents or prohibits consummation of the Transaction; (v) there being no pending litigation to enjoin or restrict the consummation of the Closing; (vi) Healthwell having net tangible assets of at least $5,000,001, after giving effect to redemptions and any equity investment or debt financing, (vii) the election or appointment of members to Pubco’s board of directors in accordance with the Business Combination Agreement; (viii) Pubco’s certificate of incorporation being amended and restated in a form to be mutually agreed to by Starton and Healthwell; (ix) Healthwell having cash and cash equivalents of at least $15.0 million, after the payment of Healthwell’s unpaid expenses and liabilities and Starton’s unpaid transaction expenses; (x) the Registration Statement of which the proxy statement/prospectus forms a part having been declared effective by the SEC; (xi) certain approvals of the Supreme Court of British Columbia; and (xii) the shares of Pubco Common Stock and the Pubco Warrants having been have been approved for listing on Nasdaq.

In addition, unless waived by Starton, the obligations of Starton to consummate the Business Combination are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Healthwell of customary certificates and other Closing deliverables: (i) the representations and warranties of Healthwell, Pubco and the Pubco Subs being true and correct as of the date of the Business Combination Agreement and the Closing, except to the extent made as of a particular date and subject to certain materiality qualifiers; (ii) Healthwell, Pubco and the Pubco Subs having performed in all material respects all of their respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with by them on or prior to the date of the Closing; and (iii) the absence of any Material Adverse Effect with respect to Healthwell since the date of the Business Combination Agreement which is continuing and uncured.

Unless waived by Healthwell, the obligations of Healthwell, Pubco and the Pubco Subs to consummate the Transaction are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Starton of customary certificates and other Closing deliverables: (i) the representations and warranties of Starton being true and correct as of the date of the Business Combination Agreement and the Closing, except to the extent made as of a particular date and subject to certain materiality qualifiers; (ii) Starton having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with or by it on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to the Target Companies, taken as a whole, since the date of the Business Combination Agreement which is continuing and uncured; and (iv) certain significant Starton Shareholders will enter into Non-competition Agreements and Lock-up Agreements.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing by either Healthwell or Starton if the Closing does not occur by August 3, 2023, or such other date as may be extended pursuant to the Business Combination Agreement.

The Business Combination Agreement may also be terminated under certain other customary and limited circumstances at any time prior the Closing, including, among other reasons: (i) by mutual written consent of Healthwell and Starton; (ii) by written notice by either Healthwell or Starton if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transaction, and such order or other action has become final and non-appealable; (iii) by written notice by Starton for Healthwell’s uncured material breach of the Business Combination Agreement, resulting in the failure of a representation, warranty, or covenant contained in the Business Combination Agreement (subject, in the case of breach of representation, to Material Adverse Effect); (iv) by written notice by Healthwell for the uncured material breach of the Business Combination Agreement by Starton, resulting in the failure of a representation, warranty, or covenant contained in the Business Combination Agreement (subject, in the case of breach of representation, to Material Adverse Effect); (v) by Healthwell, if there shall have been a Material Adverse Effect on a Target Company following the date of Business Combination Agreement which is uncured and continuing; (vi) by Starton if there shall have been a Material Adverse Effect on Healthwell, Pubco or any of the Pubco Subs which is uncured and continuing and (vii) by either Healthwell or Starton if Healthwell holds its shareholder meeting to approve the Business Combination Agreement and the Transaction, and such approval is not obtained.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to public announcements, confidential information, fees and expenses, waiver of claims against trust, effect of termination and customary miscellaneous provisions) will terminate, no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to termination.

Trust Account Waiver

Starton and the Seller Representative agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in Healthwell’s trust account held for its public shareholders, and have agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Purchaser Representative and Seller Representative

Healthwell Acquisition Corp. I Sponsor LLC is serving as the Purchaser Representative under the Business Combination Agreement, and in such capacity will represent the interests of Pubco’s stockholders after the Closing (other than the Starton Shareholders) with respect to certain matters under the Business Combination Agreement. Kiriakos Charlie Perperidis is serving as the Seller Representative under the Business Combination Agreement, and in such capacity will represent the interests of the Starton Shareholders with respect to certain matters under the Business Combination Agreement.

Governing Law

The Business Combination Agreement is governed by New York law and, subject to the required arbitration provisions, the parties are subject to exclusive jurisdiction of federal and state courts located in New York County, State of New York (and any appellate courts thereof). Any disputes under the Business Combination Agreement, other than claims for injunctive or temporary equitable relief or enforcement of an arbitration award, will be subject to arbitration by the American Arbitration Association, to be held in New York County, State of New York.

A copy of the Business Combination Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Business Combination Agreement and the Transaction are qualified in its entirety by reference thereto.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Business Combination Agreement has been filed with this Current Report on Form 8-K in order to provide investors with information regarding its terms. It is not intended to provide any other factual information about Healthwell, Starton, or any other party to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in the public disclosures of Healthwell.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to or in connection with the Business Combination Agreement (the “Ancillary Agreements”), but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Ancillary Agreements, copies of each of which are attached hereto as exhibits or will be filed with a Registration Statement on Form S-4. Shareholders and other interested parties are urged to read such Ancillary Agreements in their entirety.

Voting Agreements

Simultaneously with the execution and delivery of the Business Combination Agreement, Healthwell and Starton entered into Voting Agreements (collectively, the “Voting Agreements”) with certain Starton Shareholders required to approve the Transaction. Under the Voting Agreements, such Starton Shareholders agreed to vote all of their Starton Shares in favor of the Business Combination Agreement and the related transactions. Such Starton Shareholders also agreed to take certain other actions in support of the Business Combination Agreement and related transactions and refrain from taking actions that would adversely affect their ability to perform their obligations under the Voting Agreements. Such Starton Shareholders also provided a proxy to Healthwell to vote their Starton Shares in accordance with the foregoing. The Voting Agreements prevent transfers of the Starton Shares held by such Starton Shareholders between the date of the Voting Agreement and the date of Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

A copy of the form of Voting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the form of Voting Agreement is qualified in its entirety by reference thereto.

Sponsor Support Agreement

Simultaneously with the execution of the Business Combination Agreement, Healthwell, Pubco, Starton and the Sponsor entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed to vote all of its shares of Healthwell Common Stock in favor of the Business Combination Agreement and the Transaction. The Sponsor also agreed to waive its anti-dilution rights that would otherwise allow it to maintain ownership of 20% of Pubco. The Sponsor Support Agreement also prevents transfers of Healthwell securities held by the Sponsor between the date of the Sponsor Support Agreement and the termination of the Sponsor Support Agreement.

A copy of the Sponsor Support Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Sponsor Support Agreement is qualified in its entirety by reference thereto.

Additional Information and Where to Find It

In connection with the proposed Transaction, Pubco intends to file a registration statement on Form S-4 (as may be amended or supplemented from time to time, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which will include a preliminary proxy statement and a prospectus in connection with the Transaction. STOCKHOLDERS OF Healthwell Acquisition Corp. I ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS THERETO, THE DEFINITIVE PROXY STATEMENT, THE PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THIS DOCUMENT WILL NOT CONTAIN ALL THE INFORMATION THAT SHOULD BE CONSIDERED CONCERNING THE PROPOSED TRANSACTION. IT IS ALSO NOT INTENDED TO FORM THE BASIS OF ANY INVESTMENT DECISION OR ANY OTHER DECISION IN RESPECT OF THE PROPOSED TRANSACTION. When available, the definitive proxy statement and other relevant documents will be mailed to the stockholders of Healthwell as of a record date to be established for voting on the Transaction. Stockholders and other interested persons will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement, the Registration Statement and other documents filed the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov.

Healthwell’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: Healthwell Acquisition Corp., 1001 Green Bay Rd, #227 Winnetka, IL 60093; e-mail: healthwell.management@healthwellspac.com.

Forward-Looking Statements

This report contains forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding Starton and the Transaction and the future held by the respective management teams of Healthwell or Starton, the anticipated benefits and the anticipated timing of the Transaction, future financial condition and performance of Starton and expected financial impacts of the Transaction (including future revenue, pro forma enterprise value and cash balance), the satisfaction of closing conditions to the Transaction, financing transactions, if any, related to the Transaction, the level of redemptions of Healthwell’s public stockholders and the products and markets and expected future performance and market opportunities of Starton. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the price of Healthwell’s securities; (ii) the risk that the Transaction may not be completed by Healthwell’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Healthwell; (iii) the failure to satisfy the conditions to the consummation of the Transaction, including, among others, the condition that Healthwell has cash or cash equivalents of at least $15 million, and the requirement that the Business Combination Agreement and the transactions contemplated thereby be approved by the stockholders of each of Healthwell and Starton; (iv) the failure to obtain any applicable regulatory approvals required to consummate the Transaction; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement; (vi) the effect of the announcement or pendency of the Transaction on Starton’s business relationships, operating results, and business generally; (vii) risks that the Transaction disrupts current plans and operations of Starton; (viii) the risk that Pubco may not be able to raise funds in a PIPE financing or may not be able to raise as much as anticipated; (ix) the outcome of any legal proceedings that may be instituted against Starton or Healthwell related to the Business Combination Agreement or the Transaction; (x) the ability to maintain the listing of Healthwell’s securities on a national securities exchange or failure of Pubco to meet initial listing standards in connection with the consummation of the Transaction; (xi) uncertainty regarding outcomes of Starton’s ongoing clinical trials, particularly as they relate to regulatory review and potential approval for its product candidates; (xii) risks associated with Starton’s efforts to commercialize a product candidate; (xiii) Starton’s ability to negotiate and enter into definitive agreements for supply, sales, marketing, and/or distribution on favorable terms, if at all; (xiv) the impact of competing product candidates on Starton’s business; (xv) intellectual property-related claims; and (xvi) Starton’s ability to attract and retain qualified personnel; and (xvii) Starton’s ability to continue to source the raw materials for its product candidates.

The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in the “Risk Factors” section of Healthwell’s initial public offering (“IPO”) prospectus filed with the SEC on August 4, 2021, Healthwell’s Annual Report on Form 10-K filed for the year ended December 31, 2022 filed with the SEC on March 3, 2023 and subsequent periodic reports filed by Healthwell with the SEC, the Registration Statement and other documents filed or to be filed by Healthwell from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and neither Starton, Healthwell nor Pubco assume any obligation to, nor intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Neither Starton, Healthwell nor Pubco gives any assurance that either Starton or Healthwell, or the combined company, will achieve its expectations.

Information Sources; No Representations

The communication furnished herewith has been prepared for use by Healthwell and Starton in connection with the Transaction. The information therein does not purport to be all-inclusive. The information therein is derived from various internal and external sources, with all information relating to the business, past performance, results of operations and financial condition of Healthwell derived entirely from Healthwell and all information relating to the business, past performance, results of operations and financial condition of Starton derived entirely from Starton. No representation is made as to the reasonableness of the assumptions made with respect to the information therein, or to the accuracy or completeness of any projections or modeling or any other information contained therein. Any data on past performance or modeling contained therein is not an indication as to future performance.

No representations or warranties, express or implied, are given in respect of the communication. To the fullest extent permitted by law in no circumstances will Healthwell, Starton or Pubco, or any of their respective subsidiaries, affiliates, shareholders, representatives, partners, directors, officers, employees, advisors or agents, be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of the this communication (including without limitation any projections or models), any omissions, reliance on information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith, which information relating in any way to the operations of Starton has been derived, directly or indirectly, exclusively from Starton and has not been independently verified by Healthwell. Neither the independent auditors of Healthwell nor the independent auditors of or Starton audited, reviewed, compiled or performed any procedures with respect to any projections or models for the purpose of their inclusion in the communication and, accordingly, neither of them expressed any opinion or provided any other form of assurances with respect thereto for the purposes of the communication.

Prior Disclosures

Starton is aware that its CEO appeared on the television program “Unicorn Hunters” on June 7, 2021. During that appearance, the CEO made a number of representations as to Starton’s approach to reformulating drug products to improve efficacy, tolerability and patients’ quality of life. As part of these representations, the CEO raised the specific example of Starton’s investigational reformulation of Revlimid™. While Starton believes in the value of its product, it understands that any clinical superiority claims cannot be made absent specific findings from rigorous clinical studies which Starton has not undertaken. The CEO’s comments on the television program were not intended to suggest Starton has conducted such studies; Starton does not have data to support these specific representations and disclaims any representations or purported representations by its CEO which either stated or implied the contrary.

Trademarks and Tradenames

This communication includes trademarks of Starton, which are protected under applicable intellectual property laws and are the property of Starton or its subsidiaries. This communication also includes other trademarks, trade names and service marks that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Participants in the Solicitation

Healthwell, Starton, Pubco and their respective directors and executive officers may be deemed participants in the solicitation of proxies of Healthwell’s stockholders in connection with the Transaction. Healthwell’s stockholders and other interested persons may obtain more detailed information regarding the names, affiliations, and interests of certain of Healthwell executive officers and directors in the solicitation by reading Healthwell’s final prospectus filed with the SEC on August 4, 2021 in connection with Healthwell’s IPO, Healthwell’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 3, 2023 and Healthwell’s other filings with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the Transaction, which may, in some cases, be different from those of stockholders generally, will be set forth in the Registration Statement relating to the Transaction when it becomes available. These documents can be obtained free of charge from the source indicated above.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 27, 2023, by and among Healthwell Acquisition Corp. I, Starton Therapeutics, Inc., HWEL Holdings Corp., HWEL Merger Sub Corp., 1412384 B.C. Unlimited Liability Company, 1412388 B.C. Ltd, Healthwell Acquisition Corp. I Sponsor LLC, and Kiriakos Charlie Perperidis.

10.1	Form of Voting Agreement, dated as of April 27, 2023, by and among Healthwell Acquisition Corp. I, Starton Therapeutics, Inc., and certain shareholders of Starton Therapeutics, Inc., party thereto.

10.2	Sponsor Support Agreement, dated as of April 27, 2023, by and among Healthwell Acquisition Corp. I, Healthwell Acquisition Corp. I Sponsor LLC, HWEL Holdings Corp. and Starton Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2023	Healthwell Acquisition Corp. I

	By:	/s/ Alyssa Rapp
		Name:	Alyssa Rapp
		Title:	Chief Executive Officer